EXHIBIT 99.1

Genentech	NEWS RELEASE

	Media Contact:	Debra Charlesworth Mark Krajnak	(650) 225-2742 (650) 225-2792

	Investor Contact:	Kathee Littrell	(650) 225-1034

http://www.gene.com

GENENTECH REPORTS 17 PERCENT INCREASE IN NON-GAAP EARNINGS PER SHARE FOR THIRD QUARTER 2003

- 19 Percent Increase in Product Sales -

SOUTH SAN FRANCISCO, Calif. - October 8, 2003 -  Genentech, Inc. (NYSE: DNA) today announced a 17 percent increase in non-GAAP (formerly pro forma) earnings per share for the third quarter of 2003 driven by a 19 percent increase in product sales compared to the third quarter of 2002. Genentech's non-GAAP earnings per share increased 37 percent to 93 cents for the first nine months of 2003.

            "We are pleased with Genentech's strong quarter, and we remain on track to meet our 5X5 goals," said Arthur D. Levinson, Ph.D., Genentech's chairman and chief executive officer. "This quarter we also achieved several important milestones, including our launch of Xolair, the FDA panel's unanimous recommendation for approval of Raptiva and the completion of the BLA filing of Avastin."

Note: Genentech's non-GAAP earnings per share and non-GAAP net income exclude recurring charges related to the 1999 Roche redemption of Genentech's stock, litigation-related special items and the cumulative effect of the change in an accounting principle related to a synthetic lease. This information is itemized in the reconciliation tables below.

For the three months ended September 30, 2003:

  Non-GAAP earnings per share increased 17 percent to 27 cents per share, compared to 23 cents per share for the third quarter of 2002. GAAP earnings per share, including the impact of the recent settlement of litigation with Amgen and the cumulative effect of the change in an accounting principle related to a synthetic lease, increased 71 percent to 29 cents per share compared to 17 cents per share for the third quarter of 2002.
  Non-GAAP net income increased 20 percent to $143.9 million compared to $120.2 million in the third quarter of 2002. GAAP net income, which includes the impact of the settlement with Amgen and the cumulative effect of the accounting change related to a synthetic lease, increased 70 percent to $152.0 million compared to $89.3 million for the third quarter of 2002.
  Operating revenues increased 26 percent to $817.0 million compared to $650.1 million in the third quarter of 2002. This revenue growth was driven primarily by sales of Genentech's BioOncology products, Rituxan® (Rituximab) and Herceptin® (Trastuzumab). Total product sales increased 19 percent to $654.9 million compared to $551.8 million in the third quarter of 2002.

Product Sales

For the third quarter of 2003:

  Sales of marketed products increased 19 percent to $654.9 million compared to $551.8 million in the third quarter of 2002.
    BioOncology sales were 73 percent of total product revenues compared to 71 percent in the third quarter of 2002.
  Rituxan sales increased 26 percent to $371.7 million compared to $293.9 million in the third quarter of 2002.
    Net U.S. sales were $353.6 million, a 31 percent increase versus the third quarter of 2002.
    Ex-U.S. transfer sales were $18.1 million, a 26 percent decrease versus the third quarter of 2002.
  Herceptin sales increased 11 percent to $107.7 million compared to $96.7 million in the third quarter of 2002.
  Growth hormone sales increased 4 percent to $80.6 million compared to $77.4 million in the third quarter of 2002.
  Cardiovascular product sales increased 1 percent to $46.0 million compared to $45.6 million in the third quarter of 2002.
  Pulmozyme® (dornase alfa) Inhalation Solution sales increased 6 percent to $40.4 million compared to $38.2 million in the third quarter of 2002.
  Xolair® (Omalizumab), launched on July 21, had sales of $6.8 million in the quarter.

Contract Revenues

            Contract revenues increased to $45.6 million compared to $13.2 million in the third quarter of 2002. The increase in the third quarter of 2003 is primarily due to higher revenues from ongoing collaborations.

Total Costs and Expenses

            Costs and expenses increased as anticipated in the third quarter of 2003 as compared to the third quarter of 2002.

For the third quarter of 2003:

  Research and development (R&D) expenses increased to $168.7 million compared to $143.7 million in the third quarter of 2002. R&D expenses as a percentage of operating revenues were 21 percent, compared to 22 percent in the third quarter of 2002.
  Cost of sales increased to $115.7 million from $112.5 million in the third quarter of 2002, primarily due to the increase in product sales. Cost of sales as a percentage of product sales was 18 percent in the third quarter of 2003 as compared to 20 percent in the third quarter of 2002.
  Marketing, general and administrative (MG&A) expenses increased to $209.8 million compared to $121.8 million in the third quarter of 2002, due to ongoing expenses for commercial products, primarily Xolair, and the potential launches of Raptiva and Avastin, increased promotional programs, higher corporate functional and other expenses, and higher royalty expenses. MG&A expenses as a percentage of operating revenues increased 26 percent as compared to 19 percent in the third quarter of 2002.
  Collaboration profit-sharing expenses increased to $119.7 million compared to $90.0 million in the third quarter of 2002. The increase was due primarily to an increased Rituxan profit-sharing expense due to higher Rituxan sales.

            "We are on track to meet or exceed our 2003 financial goals, including over $3 billion in revenues and annual non-GAAP EPS growth of at least 20 percent," said Louis J. Lavigne, Jr., Genentech's executive vice president and chief financial officer. "We are continuing to make solid progress toward our 5X5 goals, to be reached by the end of 2005."

           Genentech is a leading biotechnology company that discovers, develops, manufactures, and commercializes biotherapeutics for significant unmet medical needs. Sixteen of the currently approved biotechnology products originated from or are based on Genentech science. Genentech manufactures and commercializes 11 biotechnology products in the United States. The company has headquarters in South San Francisco, California, and is traded on the New York Stock Exchange under the symbol DNA. For additional information about the company, please visit http://www.gene.com.

Webcast:
Genentech will be offering a live webcast of a discussion by Genentech management of the earnings and other business results on Wednesday, October 8, 2003 at 2:15 p.m. PT. The live webcast may be accessed on Genentech's website at http://www.gene.com. This webcast will also be available after the call via the website until 5:15 p.m. PT on October 22, 2003. An audio replay of the webcast will be available beginning at 5:15 p.m. PT on October 8, 2003, through 5:15 p.m. PT on October 15, 2003. Access numbers for this replay are: 1-800-642-1687 (US/Canada) and 1-706-645-9291 (international); conference identification number is 2846319.

Genentech Business and Product Development
Events in the Third Quarter 2003

Marketed and Pipeline Product Events

Immunological Disease

In September, Genentech and XOMA Ltd. announced that the U.S. Food and Drug Administration's (FDA) Dermatologic and Ophthalmic Drug Advisory Committee voted unanimously (11-0) to recommend that Raptiva™ (Efalizumab) be approved for the treatment of moderate-to-severe plaque psoriasis in adults age 18 or older. Also, at the American Academy of Dermatology ACADEMY 2003 meeting in late July, Genentech and XOMA announced positive results from two clinical studies evaluating the long-term safety and efficacy of treatment with Raptiva in adults with moderate-to-severe plaque psoriasis.

After a review of the Phase II ulcerative colitis data results, Genentech and Millennium Pharmaceuticals, Inc. have decided not to move forward with a Phase III study. The companies are currently in discussions regarding next steps with the MLN-02 program.

Genentech has decided to discontinue development of Anti-Tissue Factor (ATF) for acute coronary syndrome.

Oncology

Genentech submitted a Biologics License Application (BLA) to the FDA for Avastin as a treatment for first-line metastatic colorectal cancer in combination with chemotherapy. Genentech has also requested Priority Review designation from the FDA. If granted, the target FDA action date would be six months from the completion of the BLA submission. This is Genentech's largest oncology BLA filing to date and the first ever for an anti-angiogenesis therapy for cancer. To date, more than 2,000 patients have been treated with Avastin in clinical studies.

In October, Genentech, OSI Pharmaceuticals Inc. and Roche announced that two first-line Phase III studies of Tarceva™ (erlotinib HCI) plus standard chemotherapy in metastatic non-small cell lung cancer did not meet their primary endpoints of improving overall survival. Genentech and OSI also announced that the first patient has been enrolled in a multi-center, open-label, Phase II clinical trial evaluating the safety and efficacy of Tarceva in patients with malignant glioma (brain cancer). The companies plan to enroll up to 110 patients who have experienced their first relapse of malignant glioma in the trial, which is being conducted by Genentech in collaboration with the Accelerate Brain Cancer Cure (ABC2) Clinical Network of leading neuro-oncology centers.

Genentech, IDEC Pharmaceuticals and Roche began enrolling patients in a Phase III global study of Rituxan for relapsed chronic lymphocytic leukemia.

Enrollment began in a Phase II study of single-agent Omnitarg™ (Pertuzumab) in patients with advanced non-small cell lung cancer who have previously received treatment with one or more chemotherapy regimens. The study will enroll 60 patients.

Vascular Medicine

At the 21st Annual Meeting of the American Society of Retina Specialists in August, Genentech presented positive preliminary six-month data from a Phase Ib/II randomized, single-agent study with Lucentis™ (ranibizumab), formerly known as rhuFab V2, for patients with the wet form of age-related macular degeneration (AMD). Genentech also initiated a second Phase III trial in patients with predominantly classic macular degeneration.

Corporate Events

Genentech announced that it settled its patent litigation with Amgen, Inc. in the U.S. District Court for the Northern District of California. Genentech filed its original complaint against Amgen in 1996. Under the settlement agreement, both parties agreed to dismiss their claims and counterclaims against each other. As part of the settlement, Amgen made a one-time payment to Genentech.

In the third quarter of 2003, Genentech promoted Richard Scheller, Ph.D., to executive vice president, Research and hired Marc Tessier-Lavigne, Ph.D., as senior vice president, Research Drug Discovery. The company also announced the promotions of Diane Parks to senior vice president and general manager, Specialty Biotherapeutics and Managed Care; Andrew C. Chan, M.D., Ph.D., to vice president, Research-Immunology; Vishva Dixit, M.D., to vice president, Research-Molecular Oncology; and David Logan to vice president, Specialty Therapeutics.

The statements made in this press release relating to Genentech's 2003 financial goals, including growth in revenues and non-GAAP EPS, are forward-looking and actual results could differ materially. Among other things, Genentech's growth in revenues and non-GAAP EPS could be impacted by a number of factors, including FDA actions or delays or failure to receive FDA approval, competition, pricing, the ability to supply product, product withdrawals, new product approvals and launches, achieving sales revenue consistent with internal forecasts, unanticipated expenses such as litigation or legal settlement expenses or equity securities writedowns, costs of sales, R&D expenses, fluctuations in contract revenues and royalties, and fluctuations in tax and interest rates.

# # #

GENENTECH, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts) (unaudited)

		Three Months Ended September 30,

		2003				2002(7)

		GAAP(1)	Difference		Non-GAAP(2)	GAAP(1)	Difference		Non-GAAP(2)

	Revenues:
	Product sales	$654,948			$654,948	$551,823			$551,823
	Royalties	116,535			116,535	85,082			85,082
	Contract revenue	45,561			45,561	13,233			13,233

	Total operating revenues	817,044			817,044	650,138			650,138

	Costs and expenses:
	Cost of sales	115,673			115,673	112,481			112,481
	Research and development	168,707			168,707	143,659			143,659
	Marketing, general and administrative	209,860			209,860	121,807			121,807
	Collaboration profit sharing	119,676			119,676	90,048			90,048
	Recurring charges related to redemption	38,586	$(38,586)	(3)	-	38,928	$(38,928)	(3)	-
	Special items: litigation-related	(131,617)	131,617	(4)	-	12,512	(12,512)	(4)	-

	Total costs and expenses	520,885	93,031		613,916	519,435	(51,440)		467,995

	Operating margin	296,159	(93,031)		203,128	130,703	51,440		182,143

	Other income, net(6)	15,884	-		15,884	1,423	-		1,423

	Income (loss) before taxes and cumulative effect of accounting change	312,043	(93,031)		219,012	132,126	51,440		183,566
	Income tax provision (benefit)	112,407	(37,316)		75,091	42,822	20,563		63,385

	Income (loss) before cumulative effect of accounting change	199,636	(55,715)		143,921	89,304	30,877		120,181
	Cumulative effect of accounting change, net of tax	(47,655)	47,655	(5)	-	-	-		-

	Net income (loss)	$151,981	$(8,060)		$143,921	$89,304	$30,877		$120,181

	Earnings (loss) per share:
Basic:	Earnings (loss) before cumulative effect of accounting change	$0.38	$(0.10)		$0.28	$0.17	$0.06		$0.23
	Cumulative effect of accounting change, net of tax	(0.09)	0.09		-	-	-		-

	Net earnings (loss) per share	$0.29	$(0.01)		$0.28	$0.17	$0.06		$0.23

Diluted:	Earnings (loss) before cumulative effect of accounting change	$0.38	$(0.11)		$0.27	$0.17	$0.06		$0.23
	Cumulative effect of accounting change, net of tax	(0.09)	0.09		-	-	-		-

	Net earnings (loss) per share	$0.29	$(0.02)		$0.27	$0.17	$0.06		$0.23

	Weighted average shares used to compute earnings per share:
	Basic	520,381			520,381	516,025			516,025

	Diluted	532,786			532,786	519,429			519,429

___________________
(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).
(2)

Non-GAAP amounts exclude litigation-related special items, recurring charges related to the 1999 redemption of Genentech's Special Common Stock, and the cumulative effect of a change in accounting principle related to our adoption of Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities," (or FIN 46), net of tax effects.

(3)	Amount represents the amortization of other intangible assets related to the 1999 redemption of Genentech's Special Common Stock.
(4)

Represents amounts received in Q3 2003 related to the Amgen patent litigation settlement, net of accrued interest and costs related to a surety bond for the City of Hope trial judgment in Q3 2003 and 2002.

(5)	Amount represents the cumulative effect of the accounting change related to our adoption of FIN 46.
(6)

As part of our strategic alliance efforts, we invest in equity securities of certain biotechnology companies with which we have collaborative agreements. "Other income, net" includes realized gains from the sale of certain of these biotechnology marketable equity securities and realized losses on other-than-temporary declines in the fair value of certain of these biotechnology marketable equity securities. In addition, "Other income, net" includes interest income and interest expense. For further detail, refer to our web site at www.gene.com.

(7)	Certain reclassifications of prior year amounts have been made to conform with the current year presentation.

GENENTECH, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts) (unaudited)

		Nine Months Ended September 30,

		2003				2002(7)

		GAAP(1)	Difference		Non-GAAP(2)	GAAP(1)	Difference		Non-GAAP(2)

	Revenues:
	Product sales	$1,897,754			$1,897,754	$1,551,899			$1,551,899
	Royalties	352,597			352,597	252,460			252,460
	Contract revenue	116,078			116,078	36,104			36,104

	Total operating revenues	2,366,429			2,366,429	1,840,463			1,840,463

	Costs and expenses:
	Cost of sales	353,921			353,921	321,792			321,792
	Research and development	506,343			506,343	438,272			438,272
	Marketing, general and administrative	531,340			531,340	362,898			362,898
	Collaboration profit sharing	323,530			323,530	246,216			246,216
	Recurring charges related to redemption	115,758	$(115,758)	(3)	-	116,784	$(116,784)	(3)	-
	Special items: litigation-related	(105,008)	105,008	(4)	-	530,512	(530,512)	(4)	-

	Total costs and expenses	1,725,884	(10,750)		1,715,134	2,016,474	(647,296)		1,369,178

	Operating margin	640,545	10,750		651,295	(176,011)	647,296		471,285

	Other income, net(6)	72,456	-		72,456	66,658	-		66,658

	Income (loss) before taxes and cumulative effect of accounting change	713,001	10,750		723,751	(109,353)	647,296		537,943
	Income tax provision (benefit)	229,549	4,196		233,745	(80,312)	258,906		178,594

	Income (loss) before cumulative effect of accounting change	483,452	6,554		490,006	(29,041)	388,390		359,349
	Cumulative effect of accounting change, net of tax	(47,655)	47,655	(5)	-	-	-		-

	Net income (loss)	$435,797	$54,209		$490,006	$(29,041)	$388,390		$359,349

	Earnings (loss) per share:
Basic:	Earnings (loss) before cumulative effect of accounting change	$0.94	$0.01		$0.95	$(0.06)	$0.75		$0.69
	Cumulative effect of accounting change, net of tax	(0.09)	0.09		-	-	-		-

	Net earnings (loss) per share	$0.85	$0.10		$0.95	$(0.06)	$0.75		$0.69

Diluted:	Earnings (loss) before cumulative effect of accounting change	$0.92	$0.01		$0.93	$(0.06)	$0.74		$0.68
	Cumulative effect of accounting change, net of tax	(0.09)	0.09		-	-	-		-

	Net earnings (loss) per share	$0.83	$0.10		$0.93	$(0.06)	$0.74		$0.68

	Weighted average shares used to compute earnings per share:
	Basic	515,070			515,070	520,889			520,889

	Diluted	525,825			525,825	520,889			526,000

___________________
(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).
(2)

Non-GAAP amounts exclude litigation-related special items, recurring charges related to the 1999 redemption of Genentech's Special Common Stock, and the cumulative effect of a change in accounting principle related to our adoption of Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities," (or FIN 46), net of tax effects.

(3)	Amount represents the amortization of other intangible assets related to the 1999 redemption of Genentech's Special Common Stock.
(4)

Represents amounts received in Q3 2003 related to the Amgen patent litigation settlement, net of accrued interest and costs related to a surety bond for the City of Hope trial judgment in 2003 and 2002.

(5)	Amount represents the cumulative effect of the accounting change related to our adoption of FIN 46.
(6)

As part of our strategic alliance efforts, we invest in equity securities of certain biotechnology companies with which we have collaborative agreements. "Other income, net" includes realized gains from the sale of certain of these biotechnology marketable equity securities and realized losses on other-than-temporary declines in the fair value of certain of these biotechnology marketable equity securities. In addition, "Other income, net" includes interest income and interest expense. For further detail, refer to our web site at www.gene.com.

(7)	Certain reclassifications of prior year amounts have been made to conform with the current year presentation.

GENENTECH, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (unaudited)

	September 30,

	2003		2002

Selected balance sheet data:
Cash and short-term investments	$1,387,223		$1,124,145
Accounts receivable - product sales, net	286,160		189,128
Accounts receivable - royalties, net	151,884		101,300
Accounts receivable - other, net	62,707		11,663
Inventories	423,439		394,593
Long-term marketable securities and other	1,306,143		1,049,799
Property, plant and equipment, net	1,540,849	(5)	1,017,121
Goodwill	1,334,219		1,334,219
Other intangible assets	827,109		965,246
Other long-term assets	793,104	(4)	277,654
Total assets	8,395,745		6,673,424
Total current liabilities	728,043		588,216
Total liabilities	2,151,699	(6)	1,372,646
Total stockholders' equity	6,244,046		5,300,778

Year-to-date:
Capital expenditures	$211,245		$244,626

Total GAAP(1) depreciation and amortization expense	220,926		205,029
Less: redemption related amortization expense(3)	(115,758)		(116,784)

Non-GAAP(2) depreciation and amortization expense	$105,168		$88,245

___________________
(1)	In accordance with U.S. generally accepted accounting principles (or GAAP).
(2)	Non-GAAP amounts exclude amortization of other intangible assets related to the 1999 redemption of Genentech's Special Common Stock.
(3)	Amounts represent the amortization of other intangible assets related to the 1999 redemption of Genentech's Special Common Stock.
(4)	Includes $630 million of restricted cash pledged to secure a bond for the City of Hope trial judgment.
(5)	Includes $363 million of assets related to the consolidation of a variable interest entity pursuant to Financial Accounting Standards Board Interpretation No. 46 (or FIN 46).
(6)	Includes $412 million of debt related to the consolidation of a variable interest entity pursuant to FIN 46.